News Release
July 26, 2018

FOR IMMEDIATE RELEASE	CONTACT: Peter E. Garuccio
Federal Home Loan Bank of Atlanta
pgaruccio@fhlbatl.com
(404) 888.8143

Federal Home Loan Bank of Atlanta Declares a 6.19% Dividend for Second Quarter 2018

ATLANTA, July 26, 2018 – The Board of Directors of the Federal Home Loan Bank of Atlanta (FHLBank Atlanta) today approved a second quarter 2018 cash dividend at an annualized rate of 6.19 percent.

“The board of directors is proud of FHLBank Atlanta’s strong financial performance, and we are happy to return value to our shareholders through this second quarter dividend.” said FHLBank Atlanta Chair of the Board of Directors, Gary Garczynski.

The dividend rate is 3.85 percentage points over the daily average three-month LIBOR yield for the second quarter of 2018. The dividend will be calculated based on shareholders’ capital stock held during that period. The dividend will be credited to shareholders’ daily investment accounts at the close of business on August 3, 2018.

If you have questions, please contact FHLBank Atlanta’s Funding Desk at 1.800.536.9650, ext. 8011.

About FHLBank Atlanta
FHLBank Atlanta offers competitively-priced financing, community development grants, and other banking services to help member financial institutions make affordable home mortgages and provide economic development credit to neighborhoods and communities. The Bank’s members—its shareholders and customers—are commercial banks, credit unions, savings institutions, community development financial institutions, and insurance companies located in Alabama, Florida, Georgia, Maryland, North Carolina, South Carolina, Virginia, and the District of Columbia. FHLBank Atlanta is one of 11 district banks in the Federal Home Loan Bank System. Since 1990, the FHLBanks have awarded approximately $5.8 billion in Affordable Housing Program funds, assisting more than 865,000 households.

For more information, visit our website at www.fhlbatl.com.

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Some of the statements made in this announcement are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which include statements with respect to the Bank's beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties, and other factors, many of which may be beyond the Bank's control, and which may cause the Bank's actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by the forward-looking statements.

The forward-looking statements may not be realized due to a variety of factors, including without limitation any one or more of the following factors: the Bank’s financial results; legislative, regulatory and accounting actions, changes, approvals or requirements; future economic and market conditions (including the housing market); changes in demand for advances or consolidated obligations of the Bank and/or the FHLBank System; changes in interest rates; changes in prepayment speeds, default rates, delinquencies, and losses on mortgage-backed securities; volatility of market prices, rates, and indices that could affect the value of financial instruments; changes in credit ratings and/or the terms of derivative transactions; changes in product offerings; political, national, and world events; disruptions in information systems; and adverse developments or events affecting or involving other Federal Home Loan Banks or the FHLBank System in general. Additional factors that might cause the Bank's results to differ from these forward-looking statements are provided in detail in the Bank’s filings with the SEC, which are available at www.fhlbatl.com and www.sec.gov.

New factors may emerge, and it is not possible for us to predict the nature of each new factor, or assess its potential impact, on our business and financial condition. Given these uncertainties, we caution you not to place undue reliance on forward-looking statements. These statements speak only as of the date that they are made, and the Bank has no obligation and does not undertake to publicly update, revise, or correct any of the forward-looking statements after the date of this announcement, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events, or otherwise, except as may be required by law.

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